Exhibit 107

Calculation of Filing Fee Table

S-1

(Form Type)

Innovative Eyewear, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fee Previously Paid	Other	Units consisting of:	Rule 457(o)	-	-	-	-	-
Fee Previously Paid	Equity	Common stock, par value $0.00001 per share(3)	Rule 457(o)	-	-	$11,500,000	$92.70 per $1,000,000	$1,066.05
Fee Previously Paid	Equity	Series A Warrants to purchase shares of common stock(4)	Rule 457(g)	-	-	$-	-	$-
Fee Previously Paid	Equity	Common stock issuable upon exercise of the Series A Warrants	Rule 457(o)	-	-	$11,500,000	$92.70 per $1,000,000	$1,066.05
Fee Previously Paid	Equity	Series B Warrants to purchase shares of common stock(4)	Rule 457(g)	-	-	$-	-	$-
Fee Previously Paid	Equity	Common stock issuable upon exercise of the Series B Warrants	Rule 457(o)	-	-	$11,500,000	$92.70 per $1,000,000	$1,066.05
Fee Previously Paid	Equity	Representative’s warrants to purchase shares of common stock(4)	Rule 457(g)	-	-	$-	-	$-
Fee Previously Paid	Equity	Common stock issuable upon exercise of the Representative’s Warrants(5)	Rule 457(o)	-	-	$759,000	$92.70 per $1,000,000	$70.36
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$28,510,800		$3,268.51
	Total Fees Previously Paid							$3,303.70
	Total Fee Offsets							$0
	Net Fee Due							$0

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)	Includes shares of common stock which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.
(5)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have agreed to issue, upon the closing of this offering, representative’s warrants to Maxim Group LLC (or its designees) entitling it to purchase up to 6% of the aggregate shares of Common Stock in this offering. We have calculated the proposed maximum aggregate offering price of the common stock underlying the representative’s warrants by assuming that such warrants are exercisable at a price per share equal to 110% of the price per share sold in this offering.

Table 2—Fee Offset Claims and Sources

Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rules 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3—Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date